TIDAL TRUST III 485APOS

EXHIBIT 99(a)(i)(b)

State of Delaware Secretary of State Division of Corporations Delivered 10:18 AM 03/19/2024 FILED 10:18 AM 03/19/2024 SR 20241060922 - File Number 6046540

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust:	Impact Shares Trust I

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

The first article of the Certificate of Trust is amended to read as follows:

“FIRST: The name of the statutory trust formed by the filing of this certificate is Tidal Trust III (the “Statutory Trust”).”

[set forth amendment(s)]

3.	(Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendments shall be effective upon filing .

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 19th                day of March               , 2024 A.D.

By:
Trustee

Name:	Guillermo Trias
Type or Print